UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2011

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 9, 2011, the Board of Directors of Tesco Corporation (the "Company"), approved amendments to the Company’s Code of Conduct (the “Code”), which applies to all officers, directors, agents, employees and Company representatives. The amended Code is substantially similar to the prior version, but (1) amends the title of the document to “Code of Business Conduct and Ethics”, (2) includes a new discussion of fair dealing, and (3) includes expanded discussion of certain topics including confidential and proprietary information, conflicts of interest/related party transactions, reporting, enforcement, and waivers. The foregoing summary of the amendments to the Code is subject to, and qualified in its entirety by, reference to the full text of the Code, as so amended, a copy of which is available at www.tescocorp.com under "Investor Relations>Corporate Governance" and is also attached hereto as Exhibit 14.1.

Item 9.01.                      Exhibits and Financial Statements.

(d)           Exhibits

Exhibit 14.1	Tesco Corporation Revised Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: August 15, 2011	By:	/s/ Dean Ferris
Dean Ferris, Senior Vice President General Counsel and Corporate Secretary